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                                                                   EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Brooks Fiber Properties, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Brooks Fiber Properties, Inc. of our report dated February 16, 1996, related to the consolidated balance sheet of Brooks Telecommunications Corporation as of December 31, 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1995, which report appears in the registration statement on Form S-1 (Registration No. 333-1924) of Brooks Fiber Properties, Inc.

                                          /S/ KPMG PEAT MARWICK LLP

                                          KPMG PEAT MARWICK LLP

St. Louis, Missouri
May 6, 1996